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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in the registration statement titled "2003 Employee Stock Incentive Plan" on Form S-8 of U.S. Microbics, Inc. of our report dated January 9, 2002, relating to the balance sheet of U.S. Microbics, Inc. and Subsidiaries as of September 30, 2001, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 2002 annual report on Form 10-KSB of U.S. Microbics, Inc.



/s/ Bradshaw, Smith & Co., LLP

Las Vegas, Nevada
September 19, 2003